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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Carnes Capital Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-00151, 333-33298, 333-34674) and Form S-8 (Nos. 2-87754,
33-20027, 33-28609, 33-45453, 33-48239, 33-55814, 33-61441, 33-61445, 333-08721,
333-45307, 333-59841, 333-61163, 333-66891, 333-86863, 333-86869, 333-53102,
333-53104) of Legg Mason, Inc. of our report dated February 16, 2001, with respect to the statement of financial condition of Carnes Capital Corporation as of December 31, 2000, and the related statements of income, stockholder's equity, and cash flows for the year then ended, which report appears in Form 8-K of Legg Mason, Inc. dated August 1, 2001.


/s/ KPMG LLP
Tampa, Florida
August 13, 2001